SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                           FORM 8-K

                        CURRENT REPORT
                Pursuant to Section 13 OR 15(d)
            of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 9, 2010
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                           SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    110 W. Taylor Street, San Jose, California     95110
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(Address of principal executive offices)             (Zip Code)

                         (408) 279-7800
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Registrant's telephone number, including area code

                         Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On June 9, 2010, San Jose Water Company, a wholly owned subsidiary of SJW Corp., entered into a Bond Purchase Contract (the "Purchase Contract") with Goldman, Sachs & Co., the Treasurer of the State of California and the California Pollution Control Financing Authority (the "Authority") for the purchase of $50,000,000 aggregate principal amount of 5.10% fixed rate California Pollution Control Financing Authority Revenue Bonds (San Jose Water Company Project) Series 2010A with a maturity date of June 1, 2040 (the "Bonds").

     The Bonds are expected to be issued by the Authority on June 16, 2010 pursuant to the provisions of the California Pollution Control Financing Authority Act and an Indenture, dated as of June 1, 2010 (the "Indenture"), between the Authority and Wells Fargo Bank, National Association, as trustee. The proceeds from the issuance of the Bonds will be loaned by the Authority to San Jose Water Company pursuant to a Loan Agreement, dated as of June 1, 2010 (the "Loan Agreement"), between the Authority and San Jose Water Company. The loan proceeds will be used by San Jose Water Company to (1) finance certain capital costs of (i) improvements to the structures and facilities that are integral to the supply of water throughout the water supply system owned by San Jose Water Company (the "Water System"), (ii) improvements to the distribution system, and (iii) the acquisition of equipment for the Water System, all in the current service areas of San Jose Water Company and to the extent they will prevent the pollution of drinking water or improve the quality of water or ensure the safe handling, recycling or disposal of materials that might otherwise be improperly disposed of; and (2) pay certain costs of issuance of the Bonds.

     The Loan Agreement contains affirmative and negative covenants customary for a loan agreement relating to revenue bonds, including, among other things, complying with certain disclosure obligations and covenants relating to the tax exempt status of the interest on the Bonds and limitations and prohibitions relating to the transfer of the project funded by the loan proceeds and the assignment of the Loan Agreement. The Loan Agreement and the Indenture contain provisions that provide for the acceleration of the indebtedness upon the occurrence of a loan default event (as defined in the Loan Agreement) and an event of default (as defined in the Indenture).

Item 2.03.  Creation of a Direct Financial Obligation or an
Obligation Under an Off-Balance Sheet Arrangement of a
Registrant.

     The disclosure required by this item is included in Item
1.01 and is incorporated herein by reference.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SJW Corp.
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June 10, 2010                /s/ David A. Green
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                            David A. Green, Chief Financial
                            Officer and Treasurer